EXHIBIT 4.2

                              ARTICLES OF AMENDMENT
                                       OF
                          KRISPY KREME DOUGHNUTS, INC.


Pursuant to Section 55-6-02 of the General Statutes of North Carolina, the undersigned Corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.    The name of the Corporation is Krispy Kreme Doughnuts, Inc.

2.    The   following  amendment  to   the  Articles  of  Incorporation  of  the
Corporation was adopted by the Board of Directors in the manner prescribed by law:

         Article IV is hereby amended and restated in its entirety as follows:

         "Article IV. The Corporation shall have the authority to issue not more than (a) 100,000,000 shares of common stock, no par value ("Common Stock") and (b) 10,000,000 shares of preferred stock, no par value ("Preferred Stock"). Of the 10,000,000 shares of authorized and unissued Preferred Stock of the Corporation, a series of Preferred Stock, no par value, of the Corporation, consisting of 1,000,000 shares, shall be designated and known as the "Series A Participating Cumulative Preferred Stock" of the Corporation.

         Holders of the Common Stock are entitled to the entire voting power, all distributions declared and all assets of the corporation upon dissolution, subject to the rights and preferences, if any, of the holders of Preferred Stock to such voting powers, dividends and assets upon dissolution pursuant to applicable law and the resolution or resolutions of the Board of Directors providing for the issue of one or more series of Preferred Stock.

         The designation, number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and qualifications, of the Series A Participating Cumulative Preferred Stock are as follows:

         SECTION 1. DESIGNATION AND NUMBER OF SHARES. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "SERIES A PREFERRED STOCK"), and the number of shares constituting such series shall be 1,000,000. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

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         SECTION 2.  DIVIDENDS AND DISTRIBUTIONS.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, if any, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on the last day of March, June, September and December of each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount (payable in kind) of all cash dividends or other distributions and 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than (i) a dividend payable in shares of Common Stock, par value $.01 per share, of the Corporation (the "COMMON STOCK") or (ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation shall at any time after JANUARY 18, 2000 (the "RIGHTS DECLARATION DATE") declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in SECTION 2(A) immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses (i) and (ii) of the first sentence of SECTION 2(A)); provided, however, that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

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         (C) Dividends  shall begin to accrue and be  cumulative on  outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

         SECTION 3. VOTING RIGHTS. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of shareholders of the Corporation. If the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of shareholders of the Corporation.

         (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon (whether or not consecutive), the occurrence of such contingency shall mark the beginning of a period (herein called a "DEFAULT PERIOD") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Series A Preferred Stock and any other series of Preferred Stock then entitled as a class to elect

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         directors,  voting together as a single class,  irrespective of series, shall have the right to elect one Director.

         (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to Section 3(C)(iii) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders; provided, however, that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancy, if any, in the Board of Directors as may then exist up to one Director or, if such right is exercised at an annual meeting, to elect one Director. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

         (iii) Notwithstanding anything to the contrary contained in the Corporation's Articles of Incorporation or Bylaws, unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder(s) owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this
         Section 3(C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder(s) owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this SECTION 3(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of shareholders.

         (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of

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         Preferred  Stock shall have exercised their right to elect one Director voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Section 3(C)(ii) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Section 3(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

         (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of Section 3(C)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

         (D) Except as otherwise provided herein, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         SECTION 4.  CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

         (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         (iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

         (iv) redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up)

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         with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under SECTION 4(A), purchase or otherwise acquire such shares at such time and in such manner.

         SECTION 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Articles of Incorporation or as otherwise permitted under North Carolina law.

         SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 7. CONSOLIDATION OR MERGER. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is exchanged or changed. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of

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         shares of Common Stock,  then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of
         Common  Stock   outstanding   immediately  after  such  event  and  the
         denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 8. NO REDEMPTION. The Series A Preferred Stock shall not be redeemable.

         SECTION 9. RANK. The Series A Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation's preferred stock, except any series that specifically provides that such series shall rank junior to the Series A Preferred Stock.

         SECTION 10. FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

         SECTION 11. AMENDMENT. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class."

3. The foregoing amendment was adopted on the 18th day of January, 2000 by the Board of Directors of the Corporation in accordance with Section 55-6-02 of the General Statutes of North Carolina.

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4.    The  foregoing amendment  will become  effective at 12:01 a.m. on the date these  Articles are filed with the Secretary of State of North Carolina.

This the 5th day of April, 2000.



                                  KRISPY KREME DOUGHNUTS, INC.

                                  By: /s/ Scott A. Livengood
                                     -------------------------------------------
                                  Name:  Scott A. Livengood
                                  Title: President


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